UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 3, 2010

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 — Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 3, 2010, Level 3 Communications, Inc. (the “Company”) received a notice (the “Notice”) from The Nasdaq Stock Market (“Nasdaq”) advising the Company that for 30 consecutive trading days preceding the date of the Notice, the bid price of the Company’s common stock had closed below the $1.00 per share minimum required for continued listing on The Nasdaq Global Market pursuant to Nasdaq Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”). The Notice has no effect on the listing of the Company’s common stock at this time.

The Notice also stated that, pursuant to Nasdaq Marketplace Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until May 2, 2011, to regain compliance with the Minimum Bid Price Rule. To do so, the bid price of the Company’s common stock must close at or above $1.00 per share for a minimum of ten consecutive trading days prior to that date.

If compliance with the Minimum Bid Price Rule cannot be demonstrated by May 2, 2011, Nasdaq will provide written notification to the Company that the Company’s common stock is subject to delisting. At that time, the Company may either appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel (a “Nasdaq Panel”) or apply to transfer its common stock to The Nasdaq Capital Market, provided that the Company meets the initial listing criteria, with the exception of bid price, as set forth in Nasdaq Marketplace Rule 5505. If the Company was to elect to apply for such transfer, and if it meets the other initial listing criteria and its application is approved, the Company will be notified that it has been granted an additional 180 calendar days in which to regain compliance with the Minimum Bid Price Rule while on The Nasdaq Capital Market. If the Company’s application is not approved, Nasdaq will provide written notification that the Company’s common stock will be delisted. At that time, the Company may appeal the delisting determination to a Nasdaq Panel.

The Company intends to continue to monitor the bid price for its common stock. If the Company’s common stock does not trade at a level that is likely to regain compliance with the Nasdaq requirements, the Company’s Board of Directors will consider whatever options may be available to it to achieve compliance, including, but not limited to implementing a reverse stock split, which was previously authorized by the Company’s stockholders at the 2010 Annual Meeting in May 2010.  The Company’s Board of Directors has taken no action at this time to implement a reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: November 5, 2010